As filed with the Securities and Exchange Commission on June 26, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALARM.COM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4247032
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8150 Leesburg Pike

Vienna, Virginia 22182

(Address of principal executive offices)(zip code)

Alarm.com Holdings, Inc. Amended and Restated 2009 Stock Incentive Plan

Alarm.com Holdings, Inc. 2015 Equity Incentive Plan

Alarm.com Holdings, Inc. 2015 Employee Stock Purchase Plan

(Full titles of the plans)

Stephen Trundle

President and Chief Executive Officer

Alarm.com Holdings, Inc.

8150 Leesburg Pike

Vienna, Virginia 22182

Tel: (877) 389-4033

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Eric Jensen

Nicole Brookshire

Peyton Worley

Cooley LLP

500 Boylston Street

Boston, Massachusetts 02116

(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	9,499,556 shares	$3.93-14.00	$96,746,255.08	$11,241.91

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) that become issuable under the Alarm.com Holdings, Inc. Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”), the Alarm.com Holdings, Inc. 2015 Equity Incentive Plan (the “2015 EIP”) and the Alarm.com Holdings, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) $3.93, which is the weighted-average exercise price for outstanding options granted under the 2009 Plan and (b) $14.00, which is the initial public offering price of the Common Stock as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-204428) declared effective on June 25, 2015. The chart below details the calculations of the registration fee.

Securities	Number of Shares	Offering Price Per Share(2)	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2009 Plan and potential roll-over to the 2015 EIP	3,599,556	$3.93(2)(a)	$14,146,255.08
Shares reserved for future grant under the 2015 EIP	4,700,000	$14.00(2)(b)	$65,800,000.00
Shares reserved for future grant under the 2015 ESPP	1,200,000	$14.00(2)(b)	$16,800,000.00
Proposed Maximum Aggregate Offering Price			$96,746,255.08
Registration Fee			$11,241.91

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Alarm.com Holdings, Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed with the Commission on June 26, 2015 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-204428), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(b) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on June 19, 2015 (File No. 001-0001193125) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation to be effective upon the closing of the Registrant’s initial public offering contains provisions that eliminate the liability of its directors for monetary damages to the fullest extent under applicable law.

The Registrant’s amended and restated bylaws to be effective upon the closing of the Registrant’s initial public offering provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by law;

•	the Registrant may indemnify its other officers, employees and agents to the extent not prohibited by law;

•	the Registrant is required upon satisfaction of certain conditions to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by law; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

In addition, the Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its current directors and executive officers. These agreements provide for the indemnification of directors and executive officers for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant, subject to certain exceptions.

The Registrant currently carries liability insurance for its directors and officers for securities matters.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers is sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 hereof.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The following exhibits are filed herewith:

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.

4.2 (2)	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon closing of the Registrant’s initial public offering.

4.3 (3)	Amended and Restated Bylaws of the Registrant, as currently in effect.

4.4 (4)	Form of Amended and Restated Bylaws of the Registrant to be in effect upon closing of the Registrant’s initial public offering

4.5 (5)	Form of common stock certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (6)	Alarm.com Holdings, Inc. Amended and Restated 2009 Stock Incentive Plan, Form of Non-Qualified Stock Option Agreement and Form of Early Exercise Notice and Restricted Stock Purchase Agreement thereunder.

99.2 (7)	Alarm.com Holdings, Inc. 2015 Equity Incentive Plan.

99.3 (8)	Form of Option Grant Package under 2015 Equity Incentive Plan

99.4 (9)	Form of RSU Notice and Agreement under 2015 Equity Incentive Plan

99.5(10)	Alarm.com Holdings, Inc. 2015 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1/A (File No. 333-204428), filed with the Securities and Exchange Commission on June 15, 2015, and incorporated herein by reference.
(3)	Filed as Exhibit 3.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated herein by reference.
(4)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1/A (File No. 333-204428), filed with the Securities and Exchange Commission on June 11, 2015, and incorporated herein by reference.
(5)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated herein by reference.
(6)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated herein by reference.
(7)	Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on June 11, 2015, and incorporated herein by reference.
(8)	Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on June 11, 2015, and incorporated herein by reference.
(9)	Filed as Exhibit 10.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on June 11, 2015, and incorporated herein by reference.
(10)	Filed as Exhibit 10.7 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on June 11, 2015, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

1.	The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

2.	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia, on June 26, 2015.

ALARM.COM HOLDINGS, INC.

By:	/s/ Jennifer Moyer
Jennifer Moyer
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Trundle and Jennifer Moyer, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Trundle	President, Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2015
Stephen Trundle

/s/ Jennifer Moyer Jennifer Moyer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 26, 2015

/s/ Timothy McAdam	Chairman of the Board of Directors	June 26, 2015
Timothy McAdam

/s/ Donald Clarke	Director	June 26, 2015
Donald Clarke

/s/ Hugh Panero	Director	June 26, 2015
Hugh Panero

/s/ Mayo Shattuck	Director	June 26, 2015
Mayo Shattuck

/s/ Ralph Terkowitz	Director	June 26, 2015
Ralph Terkowitz

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.

4.2 (2)	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon closing of the Registrant’s initial public offering.

4.3 (3)	Amended and Restated Bylaws of the Registrant, as currently in effect.

4.4 (4)	Form of Amended and Restated Bylaws of the Registrant to be in effect upon closing of the Registrant’s initial public offering

4.5 (5)	Form of common stock certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (6)	Alarm.com Holdings, Inc. Amended and Restated 2009 Stock Incentive Plan, Form of Non-Qualified Stock Option Agreement and Form of Early Exercise Notice and Restricted Stock Purchase Agreement thereunder.

99.2 (7)	Alarm.com Holdings, Inc. 2015 Equity Incentive Plan.

99.3 (8)	Form of Option Grant Package under 2015 Equity Incentive Plan

99.4 (9)	Form of RSU Notice and Agreement under 2015 Equity Incentive Plan

99.5(10)	Alarm.com Holdings, Inc. 2015 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1 (File No. 333- 204428), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1/A (File No. 333-204428), filed with the Securities and Exchange Commission on June 15, 2015, and incorporated herein by reference.
(3)	Filed as Exhibit 3.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated herein by reference.
(4)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1/A (File No. 333-204428), filed with the Securities and Exchange Commission on June 11, 2015, and incorporated herein by reference.
(5)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated herein by reference.
(6)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on May 22, 2015, and incorporated herein by reference.

(7)	Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on June 11, 2015, and incorporated herein by reference.
(8)	Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on June 11, 2015, and incorporated herein by reference.
(9)	Filed as Exhibit 10.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on June 11, 2015, and incorporated herein by reference.
(10)	Filed as Exhibit 10.7 to Registrant’s Registration Statement on Form S-1 (File No. 333-204428), filed with the Securities and Exchange Commission on June 11, 2015, and incorporated herein by reference.